EXHIBIT 5.1

GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.

500 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

(612) 632-3000

December 6, 2017

Famous Dave’s of America, Inc.

12701 Whitewater Drive, Suite 190

Minnetonka, MN 55343

Ladies and Gentlemen:

We have acted as counsel for Famous Dave’s of America, Inc., a Minnesota corporation (the ”Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) on even date herewith. The Registration Statement relates to the issuance of non-transferrable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase up to an aggregate of 1,581,831 shares (the “Issuable Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Shares”), at an exercise price of $3.50 per share.

As the counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Issuable Shares, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or conformed copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied, without independent verification, upon certificates or comparable documents of public officials and of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the issuance of the Subscription Rights and sale of any Issuable Shares, (ii) if necessary, one or more prospectus supplements will have been prepared and filed with the Commission, (iii) all Issuable Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement(s), and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Issuable Shares.

Based upon and subject to the foregoing, it is our opinion that:

1.                                      The issuance of the Subscription Rights has been duly authorized and, when the Subscription Rights are issued to holders of Common Stock as contemplated in the Registration Statement, such Subscription Rights will be validly issued and fully enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.                                      The issuance and sale of the Issuable Shares upon exercise of the Subscription Rights have been duly authorized and, when issued upon the exercise of the Subscription Rights in accordance with their terms as described in the Registration Statement, including payment of the Subscription Price, the Issuable Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the general corporate laws of the State of Minnesota and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Subscription Rights or Issuable Shares under the securities or blue sky laws of any state or any foreign jurisdiction.  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.